Exhibit 10.1

GENVOR INCORPORATED

1550 W Horizon Ridge Pkwy, Ste R #3040

Henderson, NV 89012

June 17, 2026

Evergreen Capital Management LLC

1412 112th Ave NE, Suite 100
Bellevue, WA 98004

Re: Side Letter Agreement Regarding Transaction Documents Dated April 15, 2026

Dear Sirs:

Reference is hereby made to that certain (i) Securities Purchase Agreement, dated as of April 15, 2026 attached hereto as Exhibit A (the “Original SPA”), by and between Genvor Incorporated, a Nevada corporation (the “Company”) and Evergreen Capital Management LLC, a Nevada limited liability company (“Evergreen”), (ii) the Convertible Promissory Note, dated as of April 15, 2026, of the Company, in the principal amount equal to $800,000 issued by the Company to Evergreen attached hereto as Exhibit B (the “Note”), and (iii) the Common Share Purchase Warrant of the Company dated April 15, 2026 attached hereto as Exhibit C (the “Warrant”). Capitalized terms used but not defined herein shall have the meanings given to them in the Original SPA, or if not defined therein, in the Note.

In consideration of the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Evergreen hereby agree that:

(1)	Section 5.5 of the Original SPA (Registration Rights) and Section 1.8 of the Note (Piggyback Registration Rights), including all sub-sections thereof, are hereby deleted in their entirety and shall be of no further force or effect;

(2)	The total Warrant Coverage under the Transaction Documents is hereby increased from seventy-five percent (75%) to one hundred fifty percent (150%) in the event the full Principal Amount of the Note is funded (which, for the avoidance of doubt, is inclusive of the Fourth Tranche (as defined herein)), and the aggregate number of Warrant Shares issuable thereunder is hereby increased from 600,000 to 1,200,000 (the “Additional Warrant Coverage”). In connection therewith:

a.	the parties acknowledge that the initial Warrant for 600,000 Warrant Shares (representing 75% Warrant Coverage) has been issued to Evergreen;

b.	upon funding of the third Tranche, the Company shall issue to Evergreen an additional Common Share Purchase Warrant, in substantially the form of Exhibit C hereto, for 300,000 Warrant Shares (representing an additional 37.5% Warrant Coverage); and

c.	upon funding of the Fourth Tranche, the Company shall issue to Evergreen an additional Common Share Purchase Warrant, in substantially the form of Exhibit C hereto, for 300,000 Warrant Shares (representing an additional 37.5% Warrant Coverage);

(3)	All references to “Warrant Coverage” in Section 8.5 of the Original SPA (Master Definitions) and Section 1.6 of the Note are hereby amended from seventy-five percent (75%) to one hundred fifty percent (150%), and all references to “Warrant Shares” in Section 8.5 of the Original SPA are hereby amended from 600,000 to 1,200,000, in each case, subject to the phased issuance schedule set forth in clause (3) above; and

(4)	Section 2.1 of the Original SPA (Closing) is hereby amended and restated in its entirety as follows:

“Closing. The closing of the transactions contemplated by this Agreement (each, a “Closing”) is up to six hundred and sixty six thousand six hundred and sixty eight Dollars ($666,668) (the “Consideration”) to be paid in four tranches (each, a “Tranche”). The first (1st) Tranche shall consist of a payment by Holder to Borrower of one hundred and sixty six thousand six hundred and sixty seven Dollars ($166,667), with the first Tranche advanced on the Closing Date. The second (2nd) Tranche of one hundred and sixty six thousand six hundred and sixty seven Dollars ($166,667) and the third (3rd) Tranche of one hundred and sixty six thousand six hundred and sixty seven Dollars ($166,667) shall be paid upon the date of the Letter Agreement in consideration for the Additional Warrant Coverage. The funding of the fourth (4th) Tranche in the amount of one hundred and sixty six thousand six hundred and sixty seven Dollars ($166,667) (the “Fourth Tranche”) contemplated under the Transaction Documents shall be solely at the option of Evergreen, without regard to (a) the Equity Conditions set forth in Section 7(a) of the SPA and Section 1.3 of the Note, or (b) any conditions relating to the filing of a registration statement on Form S-1 (or any other form) with the Securities and Exchange Commission or the receipt of comments thereon; provided, however, that Evergreen’s option to fund the Fourth Tranche shall expire on the Maturity Date (as defined in the Note issued on the date hereof). The Holder shall retain ten thousand Dollars ($10,000) from each of the Tranches advanced to cover its legal fees and closing costs.”

Schedule 1 attached hereto sets forth a true, correct and complete record of all amounts drawn and repaid under the Note as of the date hereof, which the parties hereby acknowledge and agree to be accurate in all respects. The execution, delivery and effectiveness of this letter agreement (this “Letter Agreement”) shall not, except as expressly provided herein, (A) waive or modify any right, power or remedy under, or any other provision of the Transaction Documents, or any Event of Default under the Note, or (B) commit or otherwise obligate the Company or Evergreen to enter into or consider entering into any other amendment, waiver or modification of any of the Transaction Documents. All references in the Original SPA to the “Agreement,” “this Agreement,” “herein,” “hereof,” “hereunder,” or words of similar import shall hereafter be deemed to refer to the Original SPA as amended by this Letter Agreement.

All communications and notices with respect to the subject matter set forth herein shall be given as provided in SPA. This Letter Agreement (a) shall be governed by and construed in accordance with the law of the State of Nevada, (b) except as otherwise provided in the Transaction Documents, is for the exclusive benefit of the parties hereto, and together with the Transaction Documents, constitutes the entire agreement of such parties, superseding all prior agreements among such parties, with respect to the subject matter hereof, (c) may be modified, waived or assigned only in writing by the parties hereto (and any attempt to assign this Letter Agreement without such writing shall be null and void), (d) is a negotiated document, entered into freely among the parties hereto upon advice of their own counsel, and shall not be construed against any of its drafters and (e) shall survive the satisfaction or discharge of the amounts owing under the Note. The fact that any term or provision of this Letter Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Kindly confirm your agreement with the above by signing in the space indicated below and by returning by email a partially executed PDF copy of this letter to the undersigned, and which may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

Very truly yours,

GENVOR INCORPORATED

By:	/s/ Chad Pawlak
	Name:	Chad Pawlak
	Title:	President and Chief Executive Officer

AGREED AND ACCEPTED:

Evergreen Capital Management LLC

By:	/s/ Jeffrey Pazdro
	Name:	Jeffrey Pazdro
	Title:	Manager

Schedule I

Note Draw and Repayment Schedule

Tranche Outstanding	Date Funded	Amount Drawn ($)	Amount Repaid ($)	Principal Balance Outstanding ($)
Tranche 1	April 15, 2026	166,667	[__]	200,000
Tranche 2	June 17, 2026	166,667	[__]	400,000
Tranche 3	June 17, 2026	166,667	[__]	600,000
Tranche 4	N/A	N/A	N/A	N/A

Exhibit A

Securities Purchase Agreement

[see attached]

Exhibit B

Convertible Promissory Note

[see attached]

Exhibit C

Common Share Purchase Warrant

[see attached]

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